Exhibit 99.1

Lantheus Reports Second Quarter 2024 Financial Results
Second Quarter 2024
•Worldwide revenue of $394.1 million, an increase of 22.5% from second quarter 2023
•Completed three strategic transactions to expand innovative pipeline
•GAAP fully diluted earnings per share of $0.88, compared to $1.33 in second quarter 2023. Adjusted fully diluted earnings per share of $1.80 compared to $1.54 in the second quarter 2023, reflective of inter-quarter investment in business development and R&D.
•The Company maintains full year 2024 revenue guidance and updates fully diluted earnings per share guidance driven by strategic transactions
BEDFORD, Mass., July 31, 2024 (GLOBE NEWSWIRE) -- Lantheus Holdings, Inc. (Lantheus or the Company) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today reported financial results for its second quarter ended June 30, 2024.
“We delivered another strong quarter as we continued to maximize the value of our commercial portfolio,” said Brian Markison, Chief Executive Officer of Lantheus. “With the strength of our balance sheet and radiopharmaceutical expertise, we also announced three strategic transactions that underscore our ongoing commitment to expand our pipeline of radiodiagnostics and radiotherapeutics to address unmet medical needs for significant patient populations. Looking ahead, we will continue to sustain an attractive financial profile by driving strong performance from our commercial products, advancing our R&D pipeline and executing strategically impactful business development.”
Summary Financial Results

(in millions, except per share data – unaudited)	Three Months Ended June 30,
	2024	2023	% Change
Worldwide revenue	$394.1	$321.7	22.5%
GAAP net income	$62.1	$94.1	(34.1)%
GAAP fully diluted earnings per share	$0.88	$1.33	(33.7)%
Adj. net income (non-GAAP)	$126.8	$109.6	15.7%
Adj. fully diluted earnings per share (non-GAAP)	$1.80	$1.54	16.4%
Second Quarter 2024
•Worldwide revenue increased 22.5% to $394.1 million compared to the same period in 2023. Growth was primarily driven by PYLARIFY and DEFINITY.
•Sales of PYLARIFY were $273.3 million, an increase of 29.8% over $210.5 million in the prior year period. Growth was driven by increasing utilization of PSMA PET with PYLARIFY at existing customers and expansion of the PSMA PET imaging market.
•Sales of DEFINITY were $78.1 million, an increase of 10.7% over $70.5 million in the prior year period.
•Operating income decreased to $102.7 million, compared to $124.1 million in the prior year period. Adjusted operating income (non-GAAP) increased 14.0% to $171.1 million, compared to $150.1 million in the prior year period.
•Fully diluted earnings per share decreased to $0.88, compared to $1.33 in the prior year period. Adjusted fully diluted earnings per share (non-GAAP) increased 16.4% to $1.80, compared to $1.54 in the prior year period.
•Net cash provided by operating activities and free cash flow were $84.7 million and $73.5 million, respectively.

Balance Sheet
•At June 30, 2024, the Company's cash and cash equivalents grew to $757.0 million, compared to $713.7 million at December 31, 2023, taking into account the $98.3 million net investment related to the Perspective partnership in the first quarter 2024 and the $32.9 million net payment related to the acquisition of NAV-4694 in the second quarter 2024.
•The Company currently has access to up to $350.0 million from a revolving line of credit.
Recent Business Highlights
Radiopharmaceutical Pipeline Progress
•In July 2024, the Company announced its acquisition of NAV-4694, expanding its position in the Alzheimer’s disease market. NAV-4694 is currently in Phase 3 clinical trials and is also being used in academic and industry trials evaluating investigational therapeutics. NAV-4694 complements Lantheus’ F18-labeled PET imaging agent candidate, MK-6240, which targets Tau tangles in Alzheimer’s disease; adding amyloid imaging as a potential product in addition to a tau-based imaging agent could further inform diagnosis and staging of Alzheimer’s disease.
•In June 2024, the Company acquired global rights to RM2, which targets the gastrin-releasing peptide receptor (GRPR), including the associated novel, clinical-stage radiodiagnostic and radiotherapeutic pair, referred to as 68Ga-RM2 (now LNTH-2401), and 177Lu-RM2 (now LNTH-2402). This acquisition strengthens Lantheus’ presence in prostate cancer and expands its pipeline to include breast and other cancers. With this radiotheranostic pair, Lantheus can now potentially reach more prostate cancer patients including those for whom PSMA-targeted therapy may not be appropriate. Lantheus plans to work with Life Molecular to initiate a Phase 1/2a study with LNTH-2402 in prostate cancer in 2025 with LNTH-2401 to be used as a companion diagnostic.
•In June 2024, the Company agreed to invest in Radiopharm Theranostics (RAD). Additionally, the Company acquired the rights to two of RAD's licensed pre-clinical assets, an LRRC15 targeting mAb (now LNTH-2403) and a TROP2 targeting nanobody (now LNTH-2404), bolstering the Company’s early oncology portfolio. LNTH-2403 is a potential first-in-class highly specific monoclonal antibody radiotherapeutic with both Orphan Drug and Rare Pediatric Disease designations from the U.S. Food and Drug Administration (FDA) for the treatment of osteosarcoma. The product candidate is designed to target the surrounding tumor micro-environment cells expressing the protein LRRC15 and has the potential to treat a broad range of cancers. LNTH-2404, the TROP2-targeted nanobody radiotherapeutic, is advancing in preclinical development for TROP-2-expressing cancers.
Other Key Updates
•The Centers for Medicare & Medicaid Services (CMS) released its Proposed Medicare Hospital Outpatient Prospective Payment System (OPPS) rule for calendar year 2025 for improved payment for specialized diagnostic radiopharmaceuticals to support patient access for Medicare beneficiaries. In the proposed rule, innovative diagnostic radiopharmaceuticals, including PYLARIFY, would continue to be paid separately by CMS for traditional Medicare Fee for Service patients in the hospital outpatient setting following the expiry of traditional pass-through payment status. The final rule will be issued in early November and take effect January 1, 2025.
•The Company recently appointed Jeffrey Humphrey, M.D., to the position of Chief Medical Officer, along with Jamie Spaeth to the position of Chief People Officer and Kimberly Brown to the position of Chief Accounting Officer.
Full Year 2024 Financial Guidance

	Guidance Issued July 31, 2024	Guidance Issued May 2, 2024
FY 2024 Revenue	$1.50 billion - $1.52 billion	$1.50 billion - $1.52 billion
FY 2024 Adjusted Fully Diluted EPS	$6.60 - $6.70	$7.00 - $7.20
On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of adjusted fully diluted EPS to GAAP income per common share because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.

Conference Call and Webcast
As previously announced, the Company will host a conference call and webcast on Wednesday, July 31, 2024, at 8:00 a.m. ET. To access the conference call or webcast, participants should register online at https://investor.lantheus.com/news-events/calendar-of-events.
A replay will be available approximately two hours after completion of the webcast and will be archived on the same web page for at least 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc.
Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in Canada and Sweden, Lantheus has been providing radiopharmaceutical solutions for more than 65 years. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; adjusted operating income and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “believe,” “continue,” “could,” “guidance,” “may,” “plan,” “potential,” “predict,” “progress,” “should,” “target,” “will,” “would” and other similar terms. Such forward-looking statements include our guidance for the fiscal year 2024 and are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion and penetration for our established commercial products, particularly PYLARIFY and DEFINITY, in a competitive environment in which other imaging agents have been approved and are being commercialized, and our ability to clinically and commercially differentiate our products; (ii) our ability to have third parties manufacture our products and our ability to manufacture DEFINITY in our in-house manufacturing facility; (iii) the global availability of Molybdenum-99 (“Mo-99”) and other raw material and key components; (iv) our strategies, future prospects, and our projected growth, including revenue related to our collaboration agreements with POINT Biopharma Global Inc., including our ability to obtain FDA approval for PNT2002 and PNT2003; (v) our ability to satisfy our obligations under our existing clinical development partnerships using MK-6240 or NAV-4694 as a research tool and under the license agreements through which we have rights to MK-6240 and NAV-4694, and to further develop and commercialize MK-6240 and NAV-4694 as approved products; (vi) our ability to successfully execute on our agreements with Perspective Therapeutics, Inc. ("Perspective"), including finalizing the license agreements in the event we exercise our options to do so, the value of our current and any future equity interest in Perspective, and Perspective’s ability to successfully develop its alpha-particle therapy and innovative platform technology; (vii) the efforts and timing for clinical development, regulatory approval, adequate coding, coverage and payment and successful commercialization of our product candidates and new clinical applications and territories for our products, in each case, that we or our strategic partners may undertake; (viii) our ability to identify and acquire or in-license additional diagnostic and therapeutic product opportunities in oncology, Alzheimer's disease and other strategic areas and continue to grow and advance our pipeline of products; and (ix) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).
- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$394,091	$321,700	$764,066	$622,484
Cost of goods sold	138,317	119,053	266,446	342,761
Gross profit	255,774	202,647	497,620	279,723
Operating expenses
Sales and marketing	45,035	36,456	90,581	69,073
General and administrative	47,409	26,151	95,304	49,422
Research and development	60,601	15,901	108,625	46,433
Total operating expenses	153,045	78,508	294,510	164,928
Gain on sale of assets	—	—	6,254	—
Operating income	102,729	124,139	209,364	114,795
Interest expense	4,862	4,933	9,721	9,924
Investment in equity securities - unrealized loss (gain)	22,537	—	(38,167)	—
Other income	(9,044)	(4,482)	(17,832)	(7,713)
Income before income taxes	84,374	123,688	255,642	112,584
Income tax expense	22,301	29,557	62,503	21,260
Net income	$62,073	$94,131	$193,139	$91,324
Net income per common share:
Basic	$0.89	$1.38	$2.80	$1.34
Diluted	$0.88	$1.33	$2.74	$1.31
Weighted-average common shares outstanding:
Basic	69,356	68,371	69,056	68,062
Diluted	70,601	71,014	70,364	69,957

Lantheus Holdings, Inc.
Consolidated Revenues Analysis
(in thousands – unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
PYLARIFY	$273,255	$210,522	29.8%	$532,125	$405,992	31.1%
Other radiopharmaceutical oncology	—	818	(100.0)%	384	1,535	(75.0)%
Total radiopharmaceutical oncology	273,255	211,340	29.3%	532,509	407,527	30.7%
DEFINITY	78,100	70,529	10.7%	154,664	139,353	11.0%
TechneLite	28,186	21,594	30.5%	49,900	42,580	17.2%
Other precision diagnostics	5,825	5,454	6.8%	11,757	11,261	4.4%
Total precision diagnostics	112,111	97,577	14.9%	216,321	193,194	12.0%
Strategic partnerships and other revenue	8,725	12,783	(31.7)%	15,236	21,763	(30.0)%
Total revenues	$394,091	$321,700	22.5%	$764,066	$622,484	22.7%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$62,073	$94,131	$193,139	$91,324
Stock and incentive plan compensation	18,479	12,692	33,863	22,359
Amortization of acquired intangible assets	10,122	12,374	20,053	23,473
Campus consolidation costs	(5)	1,681	14	3,140
Contingent consideration fair value adjustments	100	(7,575)	100	(8,975)
Non-recurring refinancing related fees	—	(48)	—	213
Non-recurring fees	—	—	—	(2,734)
Gain on sale of assets	—	—	(6,254)	—
Strategic collaboration and license costs	38,191	—	66,191	—
Investment in equity securities - unrealized loss (gain)	22,537	—	(38,167)	—
Acquisition-related costs	821	169	1,609	338
Impairment of long-lived assets	—	5,998	—	138,050
ARO Acceleration and other related costs	—	577	—	725
Other	679	59	1,468	684
Income tax effect of non-GAAP adjustments(a)	(26,158)	(10,461)	(26,859)	(56,837)
Adjusted net income	$126,839	$109,597	$245,157	$211,760
Adjusted net income, as a percentage of revenues	32.2%	34.1%	32.1%	34.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income per share - diluted	$0.88	$1.33	$2.74	$1.31
Stock and incentive plan compensation	0.26	0.18	0.48	0.32
Amortization of acquired intangible assets	0.14	0.17	0.28	0.34
Campus consolidation costs	—	0.02	—	0.04
Contingent consideration fair value adjustments	—	(0.11)	—	(0.13)
Non-recurring refinancing related fees	—	—	—	—
Non-recurring fees	—	—	—	(0.04)
Gain on sale of assets	—	—	(0.09)	—
Strategic collaboration and license costs	0.54	—	0.94	—
Investment in equity securities - unrealized loss (gain)	0.32	—	(0.54)	—
Acquisition-related costs	0.01	—	0.02	—
Impairment of long-lived assets	—	0.08	—	1.97
ARO Acceleration and other related costs	—	0.02	—	0.02
Other	0.01	—	0.02	0.01
Income tax effect of non-GAAP adjustments(a)	(0.36)	(0.15)	(0.37)	(0.81)
Adjusted net income per share - diluted	$1.80	$1.54	$3.48	$3.03
Weighted-average common shares outstanding - diluted	70,601	71,014	70,364	69,957
(a)The income tax effect of the adjustments between GAAP net loss and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)
(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating income	$102,729	$124,139	$209,364	$114,795
Stock and incentive plan compensation	18,479	12,692	33,863	22,359
Amortization of acquired intangible assets	10,122	12,374	20,053	23,473
Campus consolidation costs	(5)	1,681	14	3,140
Contingent consideration fair value adjustments	100	(7,575)	100	(8,975)
Non-recurring refinancing related fees	—	(48)	—	213
Non-recurring fees	—	—	—	(2,734)
Gain on sale of assets	—	—	(6,254)	—
Strategic collaboration and license costs	38,191	—	66,191	—
Acquisition-related costs	821	169	1,609	338
Impairment of long-lived assets	—	5,998	—	138,050
ARO Acceleration and other related costs	—	577	—	725
Other	679	59	1,468	684
Adjusted operating income	$171,116	$150,066	$326,408	$292,068
Adjusted operating income, as a percentage of revenues	43.4%	46.6%	42.7%	46.9%

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$84,720	$(32,266)	$211,958	$76,234
Capital expenditures	(11,175)	(10,697)	(19,448)	(19,865)
Free cash flow	$73,545	$(42,963)	$192,510	$56,369

Net cash used in investing activities	$(45,086)	$(20,697)	$(151,615)	$(65,210)
Net cash provided by (used in) financing activities	$99	$(4,051)	$(16,746)	$(12,720)

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$757,018	$713,656
Accounts receivable, net	372,288	284,292
Inventory	70,516	64,029
Other current assets	24,165	16,683
Assets held for sale	7,159	7,159
Total current assets	1,231,146	1,085,819
Investment in equity securities	116,423	—
Property, plant and equipment, net	158,158	146,697
Intangibles, net	172,239	151,985
Goodwill	61,189	61,189
Deferred tax assets, net	151,185	150,198
Other long-term assets	49,491	55,261
Total assets	$1,939,831	$1,651,149
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$868	$823
Accounts payable	49,774	41,189
Accrued expenses and other liabilities	212,643	145,338
Total current liabilities	263,285	187,350
Asset retirement obligations	23,130	22,916
Long-term debt, net and other borrowings	563,188	561,670
Other long-term liabilities	63,543	63,321
Total liabilities	913,146	835,257
Total stockholders’ equity	1,026,685	815,892
Total liabilities and stockholders’ equity	$1,939,831	$1,651,149

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Contacts:
Mark Kinarney
Vice President, Investor Relations
978-671-8842
ir@lantheus.com

Melissa Downs
Senior Director, External Communications
646-975-2533
media@lantheus.com